UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road
Building B
Northborough, Massachusetts	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase and Sale Agreement

On August 19, 2024, Aspen Aerogels, Inc. (the “Company”) entered into a note purchase and sale agreement (the “Note Repurchase Agreement”) with Wood River Capital, LLC (“Wood River”), an entity affiliated with Koch Disruptive Technologies, LLC, pursuant to which the Company agreed to repurchase from Wood River $123,937,608 in aggregate capitalized principal amount (inclusive of PIK interest paid through June 30, 2024) of the Convertible Senior PIK Toggle Notes due 2027, dated February 18, 2022, as amended by Amendment No. 1 to Convertible Senior PIK Toggle Notes due 2027, dated November 28, 2022 (the “Note”), issued by the Company pursuant to that certain Note Purchase Agreement, dated as of February 15, 2022, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated November 28, 2022 (together, the “Note Purchase Agreement”), such aggregate amount being the entire outstanding amount of the Note, for a total purchase price of $150,028,886 in cash, which amount equals to the Redemption Price (as defined in the Note) (the “Note Repurchase”). Pursuant to the Note Repurchase Agreement, all rights and obligations, covenants and agreements under the Note and the Note Purchase Agreement were satisfied and discharged. Pursuant to the terms of the Note Repurchase Agreement, Wood River has agreed, subject to certain exceptions, not to, and not to cause its affiliates to, offer, sell, assign, transfer, pledge, contract to sell, sell or otherwise dispose of any shares of the Company’s common stock it holds for a period of up to 180 days from the date of the Note Repurchase Agreement, subject to early termination in certain instances. The closing of the Note Repurchase occurred on August 19, 2024.

The Note Repurchase Agreement contains customary representations, registration rights, warranties and agreements by the Company, termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Note Repurchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Note Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Repurchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

MidCap Loan Facility

On August 19, 2024, the Company and Aspen Aerogels Rhode Island, LLC, a Rhode Island limited liability company (“Aspen RI” and, together with the Company, each, a “Borrower” and collectively, the “Borrowers”) entered into a Credit, Security and Guaranty Agreement (the “Credit Agreement” and the facilities provided thereunder, collectively, the “MidCap Loan Facility”), by and among the Borrowers, MidCap Funding IV Trust, as agent (the “Agent”), MidCap Financial Trust, as term loan servicer, the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”), and the other parties party thereto as additional guarantors and/or borrowers from time to time. The proceeds of the MidCap Loan Facility will be used in connection with the Note Repurchase, the payment of related fees and expenses and for working capital of the Company and its subsidiaries. Loans borrowed under the MidCap Loan Facility mature on August 19, 2029.

The MidCap Loan Facility is comprised of (i) a term loan facility in an aggregate principal amount of $125 million (the “Term Loan Facility”) and (ii) an asset-based revolving credit facility in an aggregate principal amount not to exceed the lesser of (A) a $100 million commitment amount and (B) the value of the borrowing base (defined as the sum of (x) 85% of certain eligible accounts of the Borrowers and (y) the lesser of 85% of the NOLV or 85% of the cost of certain eligible inventory of the Borrowers) (the “Revolving Facility”). Loans borrowed under the Term Loan Facility will bear interest rate equal to Term SOFR (as defined in the Credit Agreement) for a one-month interest period plus 4.50% per year, subject to a Term SOFR floor of 4.50% and a Term SOFR cap of 7.50%. Loans borrowed under the Revolving Facility will bear interest rate equal to Term SOFR plus 4.60% per year, subject to a Term SOFR floor of 2.50%. The Term Loan Facility is subject to amortization of principal, payable quarterly on the last day of each quarter, commencing September 30, 2024, in an amount as set forth in the Credit Agreement with the remaining aggregate principal amount payable on the maturity date. The Revolving Facility has a required minimum balance set at 30% of the average borrowing base during the immediate preceding month. The Borrowers are required to pay the Lenders under the Revolving Facility an unused line fee of 0.30% of the average unused availability under the Revolving Facility, subject to the aforementioned minimum balance.

The MidCap Loan Facility is guaranteed by the Company and Aspen RI (together with any future subsidiaries that are required to become guarantors pursuant to the terms of the Credit Agreement, collectively, the “Loan Parties”) and is secured by a lien on substantially all existing and after-acquired assets of the Loan Parties, including the equity interest in Aspen RI and Aspen Aerogels Georgia, LLC, a Georgia limited liability company (“Aspen Georgia”) owned by the Company, in each case, subject to customary exceptions. Aspen Georgia is not a guarantor and its assets are excluded from the collateral under the Credit Agreement, subject to its entrance into the DOE Loan Documents (as defined therein) within one year from the closing date of the MidCap Loan Facility. Once the DOE Loan Documents are entered into within such one-year period, the lien granted by the Company on the equity interest of Aspen Georgia will be released. If the DOE Loan Documents are not entered into within such one-year period, Aspen Georgia will be obligated to become a Loan Party under the MidCap Loan Facility and pledge substantially all of its assets as security for the obligations thereunder.

The Borrowers will have the right to prepay the loans outstanding under the MidCap Loan Facility (or, with respect to the Revolving Facility, terminate the commitments thereunder), subject to a premium equal to 3.0% of the amount prepaid or terminated, as applicable, during the first year after the closing date, which premium will be decreased to 2.0% during the second year after the closing date and to 1.0% thereafter. The Borrowers will be required to mandatorily prepay the loans outstanding under the Term Loan Facility with, among other things, certain casualty insurance proceeds or proceeds from non-ordinary course assets sales (which will also be subject to the aforementioned premium).

The Credit Agreement includes representations and warranties, affirmative covenants (including reporting obligations), negative covenants and events of default that are usual and customary for facilities of this type, in each case, subject to certain permitted exceptions as set forth therein. The Credit Agreement includes financial covenants for the benefit of the Lenders, including (i) a covenant to maintain Liquidity (as defined therein) equal to or greater than $75 million at all times and (ii) a covenant to maintain EBITDA (as defined therein) equal to or greater than the specified applicable amount set forth in the Credit Agreement, tested quarterly with the first test set at $45 million commencing with the fiscal quarter ended September 30, 2024.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.2 attached hereto and incorporated by reference herein.

A copy of the press release announcing the Note Repurchase and the MidCap Loan Facility is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

GM Loan Agreement Termination

On August 16, 2024 and as a condition to entry into the MidCap Loan Facility, the Company and General Motors Holdings LLC (“GM”) entered into a termination letter (the “Termination Letter”) to terminate and payoff in full all obligations outstanding under that certain Loan Agreement, dated as of November 28, 2022 (as amended by that certain First Amendment to Loan Agreement, dated as of September 28, 2023, the “GM Loan Agreement”), by and among Aspen Georgia, as borrower, the Company, Aspen RI and GM, as lender, pursuant to which GM made available to the GM Loan Parties a multi-draw senior secured term loan in an aggregate principal amount of $100 million. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and filed with the U.S. Securities and Exchange Commission on May 2, 2024, no amount were drawn under the GM Loan Agreement. Pursuant to Termination Letter and the GM Loan Agreement, GM’s liens on all of the Company’s and its subsidiaries assets were released and the Company and its subsidiaries obligations thereunder were satisfied in full as of the closing date of the MidCap Loan Facility (other than certain terms under the GM Loan Agreement that customarily survive the termination of similar agreements, including, without limitation, certain indemnification obligations).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or the Registrant

The information related to the Note Repurchase and the MidCap Loan Facility in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Note Purchase and Sale Agreement, dated as of August 19, 2024, by and between Aspen Aerogels, Inc. and Wood River Capital, LLC

10.2*	Credit, Security and Guaranty Agreement, dated as of August 19, 2024, by and among Aspen Aerogels, Inc., Aspen Aerogels Rhode Island, LLC, MidCap Fund IV Trust and MidCap Financial Trust

99.1	Press Release dated August 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: August 19, 2024	By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Chief Financial Officer and Treasurer